Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 10, 2005, except for Note 1 as to which the date is ___, 2005 in the Registration Statement (Form S-1) and related Prospectus of WebMD Health Holdings, Inc. dated May 10, 2005.

Ernst & Young LLP

MetroPark, New Jersey
May 10, 2005

The foregoing consent is in the form that will be signed upon the completion of the contribution and transfer described in Note 1 to the combined consolidated financial statements.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 10, 2005